EXHIBIT 6.32

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Amendment dated this 22nd day of July, 1999 constitutes an amendment to the Asset Purchase Agreement (Agreement) dated February 26, 1999 between Dixie Grand Towing, Robert's Towing, Sandra K. Stewart and Jim Stewart (Sellers).

         NOW THEREFORE,

         In consideration of the covenants, representations, warranties and agreements contained in the Agreement, the receipt and sufficiency of which is acknowledged, the parties agree to the following Amendment to said Agreement:

         Section 4 shall be and hereby is amended to read:

         (a) The purchase price of the assets shall be $589,906.25 less the assumption of liabilities as set forth in Exhibit A up to $157,000.00.

         (d) ATOW shall transfer to Sellers at Closing 506,209 shares of 1-800-AutoTow common stock representing the amount of $287,906.25 for the purchase price based upon an agreed upon stock price of $0.56875 as referenced in a letter amendment of
                  Section 4(d) of the Asset Purchase Agreement which amendment is dated March 5, 1999.


         In witness, the parties have caused this Agreement to be duly executed under seal as of the date written above.

         Attest:
         /s/ Delmer Gowing                  By: /s/ Jim Stewart
         -----------------                  ----------------------
         Delmer Gowing                      Jim Stewart
         Attorney                           Seller

                                            /s/ Sandra Stewart
                                            ------------------
                                            Sandra Stewart
                                            Seller


                                            1-800-AutoTow Gulf Coast East, Inc.

         Attest:
         By: /s/ Delmer Gowing              By: /s/ Steven B. Teeters
         -----------------                  ----------------------
         Delmer Gowing                      Steven B. Teeters
         Attorney                           Treasurer

                                            1-800-AutoTow, Inc.

         Attest:
         By: /s/ Delmer Gowing              By: /s/ Joel B. Nagelmann
         -----------------                  ----------------------
         Delmer Gowing                      Joel B. Nagelmann
         Attorney                           President